Exhibit 24

                                POWER OF ATTORNEY


         We, the undersigned Officers and Trustees of Mentor Funds (the "Trust"), hereby severally constitute and appoint Daniel J. Ludeman, Paul F. Costello and Terry L. Perkins, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statement on Form N-1A of the Trust and any and all amendments (including post-effective amendments) to said Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

         WITNESS our hands and common seal on the date set forth below.


Signature                                     Title                  Date


/s/ Arch T. Allen, III                       Trustee           November 10, 1998
---------------------------
Arch T. Allen, III



/s/ Jerry R. Barrentine                      Trustee           November 10, 1998
---------------------------
Jerry R. Barrentine



/s/ Arnold H. Dreyfuss                       Trustee           November 10, 1998
---------------------------
Arnold H. Dreyfuss



/s/ Weston E. Edwards                        Trustee           November 10, 1998
---------------------------
Weston E. Edwards



/s/ Thomas F. Keller                         Trustee           November 10, 1998
---------------------------
Thomas F. Keller

/s/ Daniel J. Ludeman                        Chairman;Trustee  November 10, 1998
---------------------------
Daniel J. Ludeman



/s/ Louis W. Moelchert, Jr.                  Trustee           November 10, 1998
---------------------------
Louis W. Moelchert, Jr.



/s/ J. Garnett Nelson                        Trustee           November 10, 1998
---------------------------
J. Garnett Nelson



/s/ Troy A. Peery, Jr.                       Trustee           November 10, 1998
---------------------------
Troy A. Peery, Jr.



/s/ Peter J. Quinn, Jr.                      Trustee           November 10, 1998
---------------------------
Peter J. Quinn, Jr.



/s/ Paul F. Costello                         President         November 10, 1998
---------------------------                  (Principal
Paul F. Costello                             Executive
                                             Officer)


/s/ Terry L. Perkins                         Treasurer         November 10, 1998
---------------------------                  (Principal
Terry L. Perkins                             Financial and
                                             Accounting
                                             Officer)


                                       -2-